          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 2000
                                         REGISTRATION STATEMENT NO. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                              57-0962375
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


            7909 Parklane Road, Columbia, South Carolina     29223
          -----------------------------------------------------------
          (Address of Principal Executive Offices)         (Zip Code)

         Resource Bancshares Mortgage Group, Inc. Stock Investment Plan
         --------------------------------------------------------------
                            (Full title of the plan)

                               Douglas K. Freeman
                    Resource Bancshares Mortgage Group, Inc.
                               7909 Parklane Road
                         Columbia, South Carolina 29223
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (803) 741-3000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

--------------------------------------------------------------------------------
                         Calculation of Registration Fee
--------------------------------------------------------------------------------
  Title of              Amount       Proposed    Proposed        Amount of
Securities to           to be        Maximum     Maximum     Registration Fee(2)
be Registered(1)     Registered(1)   Offering    Aggregate
                                     Price (2)   Offering
                                                 Price(2)
--------------------------------------------------------------------------------
Common Stock, par
value $.01             300,000        $4.19     $1,257,000        $331.85
--------------------------------------------------------------------------------
 (1) Together with an indeterminable number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Resource Bancshares Mortgage Group, Inc. Stock Investment Plan, as amended by the First Amendment, the Second Amendment and the Third Amendment (the "Plan"), as the result of any future stock split, stock dividend or similar adjustment of the outstanding common stock, par value $.01 per share (the "Common Stock"), of Resource Bancshares Mortgage Group, Inc. (the "Registrant").
 (2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for the Common Stock as reported on The Nasdaq National Market on July 28, 2000.

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

         Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 333-68908 are incorporated herein by reference. In addition, the following information is included herein and supersedes the contents of Registration Statement No. 333-68908.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Registrant hereby incorporates by reference in this Registration Statement the following documents:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         3. The Registrant's current report on Form 8-K dated March 29, 2000;
            and

         4. The description of the Registrant's Common Stock contained in the Registrant's Form 8-A declared effective on May 26, 1993.

All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel

         The validity of the Common Stock of the Registrant offered hereby will be passed on for the Registrant by McNair Law Firm, P.A., Columbia, South Carolina. John W. Currie, the Secretary of the Registrant, is a member of that firm. In addition, Mr. Currie and other members of that firm are stockholders of the Registrant.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with defense or settlement of such action or suit, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions or
(iv) for any transaction from which the director derived an improper personal benefit.

         Article SEVENTH of the Registrant's Restated Certificate of Incorporation, as amended, provides for indemnification of its directors, officers, employees and other agents. Article SEVENTH of the Registrant's Certificate of Incorporation also provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for beach of a fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

         In addition, the Registrant has entered into Indemnity Agreements with its directors and certain other persons who are officers, employees or agents of the Registrant or who are serving at the request of the Registrant as a director, officer, employee or agent of another entity. Generally, the agreements provide for the indemnification of such persons against expenses (including attorneys' fees), losses, damages, liabilities, judgments, fines and amounts paid in settlement actually and reasonably incurred because of any claim or claims made against them by reason of the fact that they are or were serving in such capacities.

         The Registrant also provides liability insurance for its directors and officers which provides coverage against loss from claims made against such persons in their capacities as such including liabilities under the Securities Act of 1933, as amended.

Item 8.  Exhibits

         See Exhibit Index.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; or

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on August 1, 2000.

                                 RESOURCE BANCSHARES MORTGAGE GROUP, INC.

                                 By: /s/ Douglas K. Freeman
                                     ------------------------------------
                                     Douglas K. Freeman, Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas K. Freeman and David W. Johnson, Jr. and each of them acting individually, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                                  Title                  Date
---------                                  -----                  ----

/s/ Douglas K. Freeman        Chief Executive Officer and         August 1, 2000
-------------------------     Director (principal executive
Douglas K. Freeman            officer)

/s/ Steven F. Herbert         Corporate Senior Executive Vice     August 1, 2000
-------------------------     President and Corporate Chief
Steven F. Herbert             Financial Officer (principal
                              financial and accounting officer)

/s/ Stuart M. Cable           Director                            August 1, 2000
-------------------------
Stuart M. Cable

                              Director
-------------------------
Roger O. Goldman

/s/ Boyd M. Guttery           Director                            August 1, 2000
-------------------------
Boyd M. Guttery

/s/ David W. Johnson, Jr.     Director                            August 1, 2000
-------------------------
David W. Johnson, Jr.

                              Director
-------------------------
Robin C. Kelton

                              Director
-------------------------
John O. Wolcott

                                  EXHIBIT INDEX

Exhibit                                                               Sequential
Number            Description of Document                              Page No.
------            -----------------------                              --------
*4.1(a)           Resource Bancshares Mortgage Group, Inc.
                  Stock Investment Plan incorporated by reference to Exhibit 4.1 of the Registrant's Registration
                  Statement on Form S-8 (File No. 33-87536)

*4.1(b)           First Amendment to the Resource
                  Bancshares Mortgage Group, Inc. Stock
                  Investment Plan incorporated by reference to Exhibit 10.27 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994

*4.1(c)           Second Amendment to the Resource
                  Bancshares Mortgage Group, Inc. Stock
                  Investment Plan incorporated by reference to Exhibit 4.1(c) of the Registrant's Registration Statement on Form S-8 (File No. 333-68908)

*4.1(d)           Third Amendment to the Resource
                  Bancshares Mortgage Group, Inc. Stock
                  Investment Plan incorporated by reference to
                  Exhibit 10.22(c) of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000

*4.2(a) Restated Certificate of Incorporation of the Registrant incorporated by reference to
                  Exhibit 3.3 of the Registrant's Registration
                  Statement on Form S-1 (File No. 33-53980)

*4.2(b) Certificate of Amendment of the Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997

*4.2(c)           Certificate of Designation of the Preferred
                  Stock of the Registrant incorporated by
                  reference to Exhibit 4.1 of the Registrant's
                  Form 8-A filed on February 8, 1998

*4.3(a) Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.4 of the Registrant's Registration Statement on Form S-1
                  (File No. 33-53980)

*4.3(b) Amendment to the Amended and Restated Bylaws of the Registrant dated January 28, 1999, incorporated by reference to Exhibit 3.5 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998

*4.3(c) Amendment to the Amended and Restated Bylaws of the Registrant dated May 6, 1999, incorporated by reference to Exhibit 4.4 of the Registrant's Registration Statement on
                  Form S-3 (File No. 333-82105)

5                 Opinion of McNair Law Firm, P.A. ...........................8

23(a)             Consent of McNair Law Firm, P.A.
                  (included in Exhibit 5)

23(b)             Consent of Independent Accountants..........................9

24                Power of Attorney
                  (included as part of the signature page)

-------------------
* Incorporated by reference, all other Exhibits are filed herewith.